Exhibit 10.42

AMENDMENT NO. 8 TO LOAN AGREEMENT

AMENDMENT NO. 8 TO LOAN AGREEMENT (this “Amendment”), dated and effective as of March 27, 2020, is made by and between the U.S. SMALL BUSINESS ADMINISTRATION (“SBA”), an agency of the United States, and its successors and assigns, and FRESHSTART VENTURE CAPITAL CORPORATION (the “Licensee”), a Small Business Investment Company, licensed under the Small Business Investment Act of 1958, as amended, whose principal office is located at 437 Madison Avenue, New York, NY 10022.

RECITALS

WHEREAS, SBA and the Licensee are parties to that certain Loan Agreement, effective as of January 25, 2017 (as amended, the “Existing Agreement”);

WHEREAS, SBA and the Licensee have agreed, subject to the terms and conditions of this Amendment, that the Existing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Agreement.

NOW THEREFORE, SBA and the Licensee hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

SECTION 1.  Defined Terms.  Except as otherwise indicated herein, all words and terms defined in the Existing Agreement shall have the same meanings when used herein.

SECTION 2.  Amendments.

a.In the first sentence of Section 3 of the Existing Agreement the phrase, “April 1, 2020” is hereby deleted in its entirety and replaced with the following:

“June 1, 2020”

b.In the second sentence of Section 3 of the Existing Agreement the phrase, “April 1, 2020” is hereby deleted in its entirety and replaced with the following:

“June 1, 2020”

c.In the second sentence of Section 4 of the Existing Agreement the phrase, “April 1, 2020” is hereby deleted in its entirety and replaced with the following:

“June 1, 2020”

SECTION 3.  Representations and Warranties.  Each party hereby represents and warrants to the other party that it is in compliance with all the terms and provisions set forth in the Existing Agreement on its part to be observed or performed and hereby confirms and reaffirms each of its representations and warranties contained in the Existing Agreement.  Without limiting the foregoing, Licensee represents and warrants to SBA that its consent to receivership and stipulation that are part of the Existing Agreement and that were executed on January 25, 2017 remain valid and enforceable against it by SBA.

SECTION 4.  Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms (and as duly amended).

SECTION 5.  Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Amendment.

SECTION 6.  Governing Law.  Pursuant to Section 101.106(b) of Part 13 of the Code of Federal Regulations, this Amendment is to be construed and enforced in accordance with the Act, the Regulations and other Federal law, and in the absence of applicable Federal law, then by applicable New York law to the extent it does not conflict with the Act, the Regulations or other Federal law.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FRESHSTART VENTURE CAPITAL CORPORATION

By: /s/Thomas J. Munson

Name: Thomas J. Munson

Title: SVP

U.S. SMALL BUSINESS ADMINISTRATION

By: /s/ Jacob Lewis

Name: Jacob Lewis for Thomas G. Morris

Title: Director Office of Liquidation